UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

Home Solutions of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31711	99-0273889
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Poydras Street, Suite 1800, New Orleans, Louisiana	70112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 562-5700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 6, 2009, the Company received notice that KMJ Corbin & Company, LLP (Corbin) had resigned as the Company’s independent registered public accounting firm. Corbin had been the Company’s independent registered public accounting firm dating back to the year ended December 31, 2002 and had spent the past fourteen months working closely with the Company with respect to restating the Company’s previously issued March 31, 2007 and June 30, 2007 Form 10-Q’s. Corbin’s audit reports for the previous two years, did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Corbin’s resignation involved a disagreement with management involving revenue recognition with respect to $3 million of mobilization revenues associated with certain contracts entered into between the Company and a key customer during the first quarter of 2006. In connection with its resignation, Corbin advised the Audit Committee of the Company’s Board of Directors (“Audit Committee”) that the reason for its resignation is that information has come to Corbin’s attention that has led it to no longer be able to rely on management’s representations and has made it unwilling to be associated with the financial statements prepared by management. The Company vigorously disagrees with this conclusion.

Item 4.02 Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review

On February 9, 2009, the Audit Committee of the Company received notice from Corbin, stating that Corbin had concluded that the Company’s previously issued consolidated financial statements for the quarterly periods ending March 31, 2006, June 30, 2006 and September 30, 2006, included in the Company’s quarterly reports on Form 10-Q and the Company’s previously issued consolidated financial statements for the year ending December 31, 2006 included in the Company’s annual report on Form 10-K should not be relied upon. On February 10, 2009, the Audit Committee discussed the matters raised by Corbin with representatives of that firm. At this time, the Company is evaluating Corbin’s notification and has not concluded whether the accounting treatment was a departure from accounting principles generally accepted in the United States (US GAAP). At this time, the Company is acting on the audit committee’s recommendation to investigate the situation and the Company is currently in the process of engaging other auditors to ascertain whether there has been a departure from US GAAP.

As required by Item 4.02(c) of Form 8-K, the Company has provided a copy of this report on Form 8-K to Corbin, and has requested Corbin to furnish the Company as promptly as possible a letter addressed to the Securities and Exchange Commission stating whether KMJ Corbin agrees with the statements made by the Company herein and, if not, stating those matters in which it does not agree. A copy of this letter is included as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events

On October 15, 2008, the Company was served a lawsuit by its former law firm, Morgan Lewis & Bockius, LLP (MLB) alleging the Company’s refusal of payment of agreed-upon legal fees. The suit alleges MLB is owed $2.5 million in unpaid legal fees. The Company answered the lawsuit on February 11, 2009 and asserted several counter claims. The Company intends to vigorously defend itself with respect to this matter.

FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2006, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Letter from KMJ Corbin & Company LLP to the SEC dated February 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Home Solutions of America, Inc.

By: /s/ V. Chase McCrea III
V. Chase McCrea III Interim — Chief Financial Officer

Dated: February 12, 2009

Exhibit Index

99.1	Letter from KMJ Corbin & Company LLP to the SEC dated February 12, 2009